February 21, 2007




Board of Directors
C/O Mr. Paul H. Metzinger, President & CEO
Vyta Corp
370 17th Street, Suite 3640
Denver, CO 80202

Re:     Chief Financial Officer

Dear Sirs,

I hereby give notice of my resignation as the Chief Financial Officer of Vyta Corp, effective February 28, 2007.

Thank you for the opportunities over the years.

Sincerely,

/s/ Kristi J. Kampmann
Kristi J. Kampmann